Exhibit 10.17

Patent License Exploitation Contract

Patent Name	Horizontal Inclined Rotary Fluidized Bed Desulfurizing Reactor
Patent No.	ZL200610009647:6
Licensor	Harbin Institute of Technology
Address	No.92 Xidazhi Road, Nangang Region, Harbin, Heilongjiang
Representative	Renfeng Liu

Licensee	Henan Kaifeng Desheng Boiler Co., Ltd.
Address	No.12 Gongyuan Road, Kaifeng, Henan
Representative	Genfa Hao
Contract Filing No.

Signed at: Room 533, Dongli Buiding, Harbin Institute of Technology

Date: 2008-04-02

Valid till: 2023-04-02

Supervised by Patent Bureau of People's Republic of China

Introduction

The licensor (Harbin Institute of Technology) owns the patent of Horizontal Inclined Rotary Fluidized Bed Desulfurizing Reactor. The Application No. is ZL 200610009647.6 filed on January 20, 2006; the Publication No. is CN1820827 published on February 20, 2008; the Declaration No. is CN 100369657C authorized on February 20, 2008. The patent right shall be valid for 15 years from the date it becomes effective.

The licensee (Henan Kaifeng Desheng Boiler Co., Ltd.) is in knowledge of the above patent, and hopes to obtain the patent right.

The licensor agrees to transfer the patent right to the licensee. Both parties agree to sign this contract.

Article One Terms (Definitions)

All of the terms below in this article need to be defined in this contract.

Patent—The word Patent in this contract refers to the invention patent of the licensor who wishes to transfer the patent right to the licensee. This transfer process is handled by China Patent Bureau. The application No. is ZL 200610009647.6, and the invention name is Horizontal Inclined Rotary Fluidized Bed Desulfurizing Reactor.

Know-how—Know-how is the technology necessary for the implementation of the patent. It is the technology that has not entered the public field yet, which is helpful for better use of the patent in the industrialized production process.

Technical Documentation — The term refers to all application files and know-hows, design papers, workmanship papers, workmanship prescriptions, workmanship procedures, tools, and equipment lists that are relevant to the patent.

Exclusive license—It means that under the exclusive license, only the licensee is authorized to use the patent. The licensor and any other individual or organization except the licensee have no right to use it.

Article Two Type and Scope

The type of the license is exclusive license. Its scope lies on all the products made in China through their usage, sales or production.

Article Three Technical Contents

The licensor should provide to the licensee all the patent files (appendix 1), of which the patent number is ZL 200610009647.6 and the patent name is Horizontal Inclined Rotary Fluidized Bed Desulfurizing Reactor. Besides, the licensor should

Article Four Delivery of Technical Documentation

1. Delivery Date

Since the contract becomes effective, within seven days after the licensor receives the payment by the licensee (RMB fifty thousand), the licensee should hand over all materials listed in Article Three (Appendix 1-5).

2. Delivery Detail and Place

The licensor should hand over all the technical documentations in person, by mail or by air, the documentation list in person, by mail or by fax, and the airway bill in person or by mail.

The delivery place should be at licensee’s home, or the place both parties agree to set.

Article Five Payment

The payment in this contract is RMB 50,000. Within 7 days the contract becomes effective, the licensee should remit the above amount of money to the licensor’s bank account, or pay cash directly to the licensor. Payment by installment is not allowed.

Article Six Inspection Acceptance

1. Under the licensor’s supervision, the 2 contract product the licensee produces should meet both the requirements provided by the licensor and the national industry standards.

2. The acceptance of the contract product should be proceeded either by the nation’s inspection department the licensee nominates or the licensee’s organization with the help of the licensor. All fees should be paid by the licensee.

3. If the contract products are unqualified caused by the licensor’s technical defects, the licensor should provide suggestions to eliminate the defects.

If the second inspection still shows the result unqualified, and the licensor is unable to eliminate the technical defects, the licensee has the right to terminate the contract and ask the licensor to return the payment and compensate for the loss.

4. If the contract products are unqualified caused by the licensee, the licensor should help the licensee to redeem the loss. If the next inspection still shows the result unqualified, and the licensee is unable to implement the technology in the contract,

5. When the contract products are inspected qualified, both parties should sign the inspection acceptance report.

Article Seven Confidential Affairs

1. The licensee is not allowed to leak information of the know-how (appendix 4) to the third party in and out the period of the contract’s validity.

2. Every individual from the licensee party that is in touch with the know-how should sign an agreement for confidence with the licensor’s legal representative to ensure not to violate the above term in this article.

3. The licensee should take good care of appendix 4 (for example, put in a safety deposit box).

4. The licensee is not allowed to copy appendix 4 for himself. When the contract is done, terminated or amended, the licensee should return appendix 4 back to the licensor.

Article Eight Technology Amendment or Improvement

1. Within the validity of the contract, the party who amends the technical contents in the contract should notify the other party in time.

2. If any substantial amendment or improvement occurs, the patent application right should be agreed by both parties. If there is no agreement, the right belongs to the party that amends the contract, and the other party has the priority to become the licensee or the right to use the technology for free.

3. Both parties should share the technology for free when there is no big amendment of the contract.

4. When the amended technology by one party is still not applied for patent, the other party has the duty to keep the amendment confidential, and not to leak, permit, and transfer the technology.

5. If substantial amendment or improvement is made by both parties, the patent application right belongs to both parties, not taken into account other agreements.

Article Nine Default and Claim

For the licensor:

1. If the licensor does not conduct the patent license filing procedure, the licensee has the right to terminate the contract, and ask the licensor to return the fees along with a default fine of 0.1% .

2. Without proper reasons, the licensor should not hand over the materials later than the agreed date, or the licensor should pay for a default fine of 0.1% per week. If the licensor still fails to hand over the materials two months after the agreed date, the licensee has the right to terminate the contract and ask for returning the patent payment.

3. Should pay a default fine of 0.1% when violating the terms of Article Six. For the licensee: 1. If the licensee refuses the transfer payment, the licensor has the right to terminate the contract and ask for returning back all the materials long with the compensation for loss or a default fine of 0.1% .

2. Failing to make the payment in time, the licensee should pay for a default fine of 0.1% per week. If the licensee still fails to pay two months after the agreed date, the licensor has the right to terminate the contract and ask for returning a default fine of 0.1% .

3. Should pay a default fine of 0.1% when violating the terms of Article Six.

Article Ten Infringement

1. Within the validity of the contract, if any third party claims to be infringed by the licensee of the technology, the licensor should hold full responsibility.

2. Any of the parties who finds that the third party has infringed the patent right of the technology should notify the other party in time. The licensor should negotiate with the third party, report to the patent authority, or institute a proceeding to the People’s Court with the licensee’s help.

Article Eleven Revocation and Invalidity

1. Within the validity of the contract, when the licensor’s patent right has been revoked or declared invalid, the licensor does not need to return the patent payment under the circumstance that the licensor does not deliberately make loss to the licensee and that no obvious violations of the principle of fairness are made.

2. Within the validity of the contract, when the licensor’s patent right has been revoked or declared invalid, the licensor should return all the patent payment while the contract calls to an end under the circumstance that the licensor deliberately makes loss to the licensee and that obvious violations of the principle of fairness are made.

Article Twelve Force Majeure

Either of the parties prevented from executing the contract by Force Majeure events such as fire, flood, earthquake, and war, etc. should:

(1) Take proper actions to minimize the loss.

(2) Notify the other party in time.

Article Thirteen Tax

1. If both parties are Chinese resident or legal representative, the payment tax should be paid by the licensor following the Tax Law of the People’s Republic of China.

2. If the licensor is foreign resident or company, the payment tax should be paid by the licensor following the Income Tax Law of the People’s Republic of China for Enterprises with Foreign Investment and Foreign Enterprises.

3. If the licensor is Chinese a resident or legal representative, and the licensee is a foreign resident or company, the method of tax payment should follow the Tax Law of the foreign country.

Article Fourteen Dispute

1. Both parties should follow the terms in the contract, negotiate with friendly attitude and look for proper solutions when disputes occur during the execution of the contract.

2. If the dispute can not be solved, both parties can take the matter to the People’s Court.

Article Fifteen Validity, Amendment and Termination of the

Contract

1. This contract becomes valid since two parties sign their names. The duration of validity is 15 years (cannot be more than the validity duration of the patent).

2. Under any circumstance that the contract cannot be normally executed caused by the licensee, the contract should be either terminated or amended by the two parties.

Article Sixteen Addition

This article includes terms not mentioned in the above articles, such as additional special agreements, solving problems about unforeseeable technical difficulties and legal issues.

Licensor	Name	Harbin Institute of Technology (Signature)
	Legal Representative	(Signature)	Agent	Renfeng Liu (Signature)
	Contact Person	Huilin Lu	(Signature) 2008-04-02
	Mailing Address	School of Energy Science and Engineering, Harbin Institute of Technology
	Phone	0451-86412258
	Bank Name	Harbin Dazhi branch, ICBC
	Bank Account	3500040109008900513	Postal code	150001
Licensee	Name	Henan Kaifeng Desheng Boiler Co., Ltd.
	Legal Representative	Honghai Zhang (Signature)	Agent	Genfa Hao
	Contact Person	Genfa Hao	(Signature) 2008-04-02
	Mailing Address	No.12 Gongyuan Road, Kaifeng, Henan
	Phone	13503789225
	Bank Name	Songdu branch, Kaifeng Commercial Bank
	Bank Account	012820102000029445	Postal Code	475002
Intermediary	Name	(Seal) Date:
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